                                                                   EXHIBIT 4(B)

                         SUBORDINATED PROMISSORY NOTE

  American Dental Partners, Inc., a Delaware corporation ("Maker"), hereby
promises to pay to             ("Holder"), the principal sum of $   , with
interest computed from the date of this note at the rate of % per annum on the unpaid principal balance from time to time, payable in seven annual installments due on each of the first seven anniversaries of the date of this note, respectively, with each such installment to be an amount equal to
principal of $    plus all accrued but unpaid interest on the declining unpaid principal balance, calculated at the rate stated above.

  This note is being issued pursuant to the Asset Purchase Agreement dated
      , among Maker, Holder, and others (the "Purchase Agreement"), which is hereby incorporated herein by reference. This note is subject to the Subordination Agreement having the same date as this note among Maker, Holder, and others (the "Subordination Agreement"), which is hereby incorporated herein by reference. All payments becoming due under this note shall be made to Holder at the address which is applicable for Holder under the Purchase Agreement.

  Maker shall have the right to prepay this note, in whole or in part, at any time without penalty. Any such prepayment and any offsets against this Note shall be applied first to accrued interest and then to installments of principal in such order as may be designated by Maker.

  If Maker fails to pay any installment of principal and interest when due under this note and such failure continues for 15 days after written notice of such failure is given by Holder to Maker at its address for notices under the Purchase Agreement, or if (i) Maker files a voluntary bankruptcy petition,
(ii) an involuntary bankruptcy petition is filed with respect to Maker and not vacated within 90 days thereafter, (iii) Maker makes a general assignment for the benefit of creditors, or (iv) Maker dissolves (which shall not be deemed to include a merger, consolidation, or liquidation of Maker with or into any other entity), then Holder may, at Holder's option, declare the entire unpaid principal balance of this note to be immediately due and payable, together with accrued and unpaid interest thereon, by written notice to Maker, subject to the terms of the Subordination Agreement.

  Without limiting any other rights of Maker, whether under the Purchase Agreement, the Subordination Agreement, or otherwise, Maker shall have the right to set off any amounts owing by Maker to Holder under this note against any amounts owing to Maker by Holder. Any offset under this note shall be treated as a prepayment of this note as of the date of such offset.

  Any assignee or other subsequent holder of this note shall take this note subject to the Subordination Agreement and all rights of Maker relating to this note.

  This note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

  This note is being executed and delivered by Maker effective       .

                                          American Dental Partners, Inc.


                                          By __________________________________
                                            (Name)
                                            (Title)

  THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED       , AS
FROM TIME TO TIME IN EFFECT, AMONG MAKER, HOLDER, AND OTHERS, WHICH, AMONG OTHER THINGS, SUBORDINATES THE OBLIGATIONS OF MAKER HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED THEREIN.

                                                                   EXHIBIT 4(B)

                            SUBORDINATION AGREEMENT

  This agreement is made effective      , among American Dental Partners,
Inc., a Delaware corporation (the "Company"), and             (the "Holder").

                            BACKGROUND INFORMATION

  A. Concurrently with the execution of this agreement, the Company is acquiring from the Holder substantially all of the assets of the Holder and engaging in certain transactions with the Holder and its shareholders (the
"Shareholders") pursuant to an Asset Purchase Agreement dated       , among
the Company, Holder, and the Shareholders (the "Purchase Agreement"). Under the Purchase Agreement, the consideration being paid to the Holder consists, in part, of a subordinated promissory note (the "Note") in the aggregate
original principal amount of $   . The Note is in substantially the form
attached to this agreement as Exhibit A.

  B. Execution of this agreement by the Holder is a condition to the Company's obligations to complete the transactions contemplated by the Purchase Agreement, including without limitation delivery of the Note to the Holder, and the Holder is entering into this agreement to satisfy such condition and induce the Company to complete such transactions.

                            STATEMENT OF AGREEMENT

  The parties to this agreement (the "Parties") hereby acknowledge the above Background Information and agree as follows:

  (S)1. Definitions. As hereafter used in this agreement, the following terms shall have the following meanings, respectively:

    (a) "Senior Indebtedness" shall mean all obligations of the Company for borrowed money, whether outstanding on the date of this agreement or arising hereafter, including without limitation (i) all principal of and premium, if any, and interest on indebtedness for borrowed money which is evidenced by notes or other written obligations (including without limitation indebtedness secured by a mortgage, security interest, or other lien given to secure all or part of the purchase price of property subject thereto), (ii) principal of and premium, if any, and interest on indebtedness of the Company evidenced by debentures, bonds, or other similar debt securities, (iii) fees, charges, costs, expenses, and other obligations payable under any agreement or other document evidencing or relating to any indebtedness for borrowed money, (iv) all renewals, extensions, and refinancing of any of the obligations described in the preceding clauses (i) through (iii), and (v) all obligations under guaranties of any of the foregoing; provided that Senior Indebtedness shall not include (A) indebtedness evidenced by promissory notes, debentures, bonds, or similar evidences of indebtedness delivered by the Company or any Subsidiary (as defined below) to any unaffiliated corporation or other entity, or the owners of any such entity, in connection with the acquisition of such entity (or substantially all of its assets) by the Company or a Subsidiary, whether in one transaction or a series of transactions, (B) any preferred stock or other equity security of the Company, (C) any indebtedness evidenced by any 12% Subordinated Debentures which may hereafter be issued by the Company under the Subordinated Debenture Purchase Agreement dated January 8, 1996, among the Company, Summit Subordinated Debt Fund, L.P., and Summit Investors III, L.P.; or (D) any indebtedness of the Company to an Affiliate of the Company. For purposes of clause (D) in the preceding sentence, an "Affiliate" of the Company shall mean any shareholder, director, officer, employee, representative, or other agent of the Company, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company or any such other person or entity.

    (b) Without limiting the foregoing, Senior Indebtedness shall expressly include any and all interest arising or out-of-pocket costs or expenses incurred after the date of any filing by or against the Company of any petition under the Federal Bankruptcy Code or any other bankruptcy, insolvency, or reorganization law, regardless of whether a claim therefor is allowed or allowable in the case or proceeding relating thereto.

    (c) "Subsidiary" shall mean any corporation or other entity of which at least 80% of the outstanding stock or other equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or other similar governing body shall at the time be owned by the Company, by the Company and one or more Subsidiaries, or by one or more Subsidiaries.

  (S)2. Subordination Covenants. Until all of the Senior Indebtedness has been paid in full and all obligations of the holders of Senior Indebtedness to extend credit under all agreements or other documents relating to the Senior Indebtedness (collectively, the "Senior Credit Documents") have been irrevocably terminated, each Holder shall comply with all of the following provisions as are applicable to such Holder:

  (S)2.1. Subordination. To the extent and in the manner provided in this agreement, the payment of the Notes, including without limitation the principal thereof, the interest thereon, and any other amounts payable thereunder, with respect thereto, or as a result of claims thereunder (collectively, the "Subordinated Indebtedness"), shall be expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and the Subordinated Indebtedness is hereby subordinated as a claim against the Company and all of its assets, to the prior payment in full of the Senior Indebtedness, whether such claim be (a) in the ordinary course of business or (b) in the event of any distribution of any assets of the Company or upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, restructuring or refinancing or other statutory or common law proceedings or arrangements, including without limitation any proceeding under Title 11 of the United States Code or any similar law of any other jurisdiction, involving the Company or the readjustment of the liabilities of the Company or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company (hereinafter referred to collectively as a "Reorganization").

  (S)2.2. Restricted Payments. No Holder shall accept or receive any payment on any Subordinated Indebtedness, whether in cash, securities or other property or by way of conversion, exchange, or set-off (except as provided below), or otherwise; provided each Holder shall be entitled to accept mandatory scheduled payments of principal and interest as provided in the Notes (other than payments of principal or interest that become due as a result of the occurrence of a default under or acceleration of the Notes) (the "Scheduled Payments") when and as, and only when and as, required by the terms of the Notes, unless, at the time thereof or immediately after giving effect thereto:

    (a) There shall exist a default in the payment of principal, interest, or other amount payable with respect to any Senior Indebtedness and such default shall not have been waived or cured in accordance with the terms of the Senior Credit Documents; or

    (b) There shall exist any other default or event of default with respect to the Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting (or with the passage of time, notice or both, permitting) the holders of such Senior Indebtedness to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived by the holders of such Senior Indebtedness or shall not have ceased to exist.

  For purposes of this (S)2.2, offsets against the Notes enforced by the Company under the provisions of the Purchase Agreement (as defined in the Notes) shall not be subject to restriction under this agreement.

  (S)2.3. Reorganization. In the event of any Reorganization relating to the Company or its property, all Senior Indebtedness shall first be paid in full before any payment is made on account of any Subordinated Indebtedness, and in any proceedings seeking to effect a Reorganization, any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the holders of Senior Indebtedness or their authorized representative designated to the Company in writing (the "Agent"), for application to the payment of the Senior Indebtedness, until all Senior Indebtedness shall have been paid in full and all obligations of the holders of Senior Indebtedness to extend credit under the Senior Credit Documents have been irrevocably terminated.

  (S)2.4. Specific Powers in Reorganization. In any proceedings with respect to any Reorganization relating to the Company or any of its property, until all Senior Indebtedness shall have been paid in full and all obligations of the holders of Senior Indebtedness to extend credit under the Senior Credit Documents have been irrevocably terminated, each Holder hereby irrevocably authorizes the holders of Senior Indebtedness or the Agent to: (a) prove and enforce any claims arising under or with respect to the Subordinated Indebtedness either in the names of the holders of Senior Indebtedness or the Agent or in the name of such Holder as the attorney-in-fact for such Holder;
(b) vote claims arising as a result of the Subordinated Indebtedness and accept or reject on behalf of such Holder any plan proposed in connection with any such Reorganization; (c) accept and receive any payment or distribution made with respect to any Subordinated Indebtedness and to apply such payment or distribution to the payment of any or all of the Senior Indebtedness; and
(d) take any and all actions, and execute any and all instruments, necessary to effectuate the foregoing either in the names of the holders of Senior Indebtedness or the Agent or in the name of such Holder as the attorney-in-fact for such Holder.

  (S)2.5. Payments Held in Trust. Notwithstanding the foregoing, if any payment or distribution of the assets of the Company of any kind or character (other than payments permitted by (S)2.2) shall be received, by way of actual payment, distribution, set-off, or otherwise, by any Holder with respect to the Subordinated Indebtedness before all Senior Indebtedness has been paid in full and before the obligations of the holders of Senior Indebtedness to extend credit under the Senior Credit Documents have been irrevocably terminated, such payment or distribution and the amount of any such set-off shall be held in trust by such Holder and promptly paid over to the holders of Senior Indebtedness or their authorized representative designated to the Company in writing (who shall have the right to convert any such assets into cash) for application (including the application of such cash and cash proceeds) to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution on account of the Senior Indebtedness, and the obligations of the holders of Senior Indebtedness to extend credit under the Senior Credit Documents shall have been irrevocably terminated.

  (S)2.6. Restrictions on Remedies. No Holder shall, without the prior written consent of the holders of Senior Indebtedness or the Agent, accelerate the maturity of, or institute proceedings to enforce the payment or performance of, any Subordinated Indebtedness, notwithstanding any provisions to the contrary contained in the Notes or in any agreement or instrument relating thereto, except as permitted under this section.

  If a default ("Subordinated Default") exists under the Note held by any Holder for the non-payment of a Scheduled Payment (after expiration of all applicable grace and cure periods) and such Scheduled Payment is at that time prohibited under Section 2.2 of this agreement, then such Holder may give notice (a "Default Notice"), in writing to the holders of the Senior Indebtedness or the Agent, if any, specifying such default. The holders of the Senior Indebtedness shall have 180 days commencing with their (or the Agent's) receipt of the Default Notice (the "Standby Period") either to: (a) declare an event of default under the Senior Indebtedness and accelerate the Senior Indebtedness and take such other steps as they are permitted or required to take pursuant to the Senior Credit Documents upon the occurrence of an event of default thereunder, or (b) consent (the "Consent") to the Company making the Scheduled Payments otherwise prohibited under this agreement, until the holders of the Senior Indebtedness or the Agent provides notice in writing, to such Holder and the Company that the holders of the Senior Indebtedness terminate the Consent.

  If the holders of the Senior Indebtedness (i) do not take action as specified in clause (a) or (b) of the preceding paragraph on or prior to the expiration of the Standby Period or (ii) terminate a Consent and thereafter a Subordinated Default occurs with respect to either of the next succeeding two Scheduled Payments under such Note, then such Holder may accelerate the maturity of, or institute proceedings to enforce, such Note. In any event, such Holder shall have the right to accelerate the maturity of, or institute proceedings to enforce, such Note following an acceleration of the Senior Indebtedness.

  So long as the Consent provided by the holders of the Senior Indebtedness or the Agent has not been terminated and (A) despite the continuation or recurrence of a Subordinated Default, if the Company has sufficient assets to pay the Holders the Scheduled Payments and makes such payments in a timely fashion (after expiration of all applicable grace and cure periods), or (B) if such assets are insufficient, the holders of the Senior Indebtedness otherwise cause or permit such Scheduled Payments to be paid in a timely fashion (after expiration of all applicable grace and cure periods), then no Holder shall accelerate or otherwise seek to enforce its Subordinated Indebtedness.

  Notwithstanding the foregoing, if any Holder has accelerated and commenced any such enforcement action, no Holder shall accept any payment until the Senior Indebtedness shall have been paid in full, all as more particularly set forth in this agreement. If the holders of the Senior Indebtedness do provide a Consent at any time, they are not waiving their right to insist upon strict compliance with this agreement on any subsequent occasion.

  Without limiting the generality of the foregoing provisions of this section, no Holder shall, without the prior written consent of the holders of the Senior Indebtedness or the Agent, commence or join with any other creditor or creditors of the Company in commencing any proceeding against the Company seeking to effect a Reorganization of the Company.

  (S)2.7. Restrictions on Acceleration. Notwithstanding any contrary provision of the Notes or of any agreement or instrument relating thereto, the Notes (other than payments permitted by (S)2.2) shall not become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable, except as provided under (S)2.6, above.

  (S)2.8. Payment in Full. For the purpose of this agreement, no Senior Indebtedness shall be deemed to have been paid in full unless the holder thereof shall have received and have been permitted to retain cash, or at such holder's option, property equal in value to the amount thereof then outstanding, such Senior Indebtedness shall have been fully and indefeasibly discharged, and all obligations of such holder to extend credit under the related Senior Credit Documents shall have been irrevocably terminated.

  (S)2.9. Effect of Provisions. The provisions of this agreement as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on one hand and the Holders on the other hand, and none of such provisions shall impair as between the Company and the Holders the obligation of the Company to pay to the Holders the principal owed by the Company to the Holders with respect to the Notes and interest thereon, as described in the Notes, nor shall any such provisions prevent the Holders from exercising all remedies otherwise permitted by applicable law or under the terms of the Notes upon a default thereunder, except to the extent set forth in this agreement.

  (S)2.10. Subrogation. When all Senior Indebtedness then outstanding has been paid in full and the obligations of the holders of Senior Indebtedness to extend credit under the Senior Credit Documents shall have been irrevocably terminated, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Notes have been paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this agreement, and no payment pursuant to the provisions of this agreement to the holders of Senior Indebtedness by the Holders, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this agreement are and are intended solely for the purpose of defining the relative rights of the Holders on one hand and the holders of Senior Indebtedness on the other hand.

  (S)2.11. Further Assurances. The Company and the Holders shall execute and deliver to the holders of Senior Indebtedness or the Agent, if any, such further instruments and take such further action as the holders of

Senior Indebtedness or their authorized representative may at any time reasonably request in order to carry out the provisions and intent of this agreement.

  (S)2.12. Security. No Holder shall have or claim any security interest, claim, right, or other encumbrance in or on any property of the Company or any Subsidiary.

  (S)2.13. Legend. The Holders shall cause each Note to have affixed upon it the following legend:

    THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED
         , AS FROM TIME TO TIME IN EFFECT, AMONG MAKER, HOLDER, AND OTHERS WHICH, AMONG OTHER THINGS, SUBORDINATES THE OBLIGATIONS OF MAKER HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED THEREIN.

  (S)3. Continuing Agreement. This agreement shall be a continuing agreement, shall be irrevocable and shall remain in full force and effect until the payment in full of the Senior Indebtedness in accordance with the terms thereof at a time when all obligations of the holders of Senior Indebtedness to extend credit under the Senior Credit Documents shall have been irrevocably terminated. No action which the holders of Senior Indebtedness or the Company may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this agreement or the obligations of the Holders hereunder. No right of any present or future holder of Senior Indebtedness shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company with the terms of this agreement, regardless of any knowledge thereof which such holder of Senior Indebtedness may have or otherwise be charged with.

  (S)4. Waivers; Powers.

  (S)4.1 Specific Performance. The holders of Senior Indebtedness and the Agent, if any, are authorized to demand specific performance of this agreement at any time when any Holder shall have failed to comply with any provision of this agreement applicable to such Holder, and each Holder irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness.

  (S)4.2. Power to Modify. Each Holder grants, to the extent not prohibited by applicable law that cannot be waived, to the holders of Senior Indebtedness and the Agent, if any, full power, in its or their discretion, without notice to such Holder and without in any way affecting the subordination of the Subordinated Indebtedness provided in this agreement:

    (a) To waive compliance with and any default under and to consent to any amendment or change of any terms of, any Senior Credit Document, or any guarantee thereof (each as from time to time in effect);

    (b) To grant one or more extensions or renewals of all or any of the Senior Indebtedness (for any period, no matter how long), and any other indulgence with respect thereto and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Company in respect of all or any of the Senior Indebtedness, whether or not rights against the Company under this agreement are reserved in connection therewith;

    (c) To take security in any form for all or any of the Senior Indebtedness and to consent to the addition to or the substitution, exchange, release, failure to perfect or any other disposition of, and to deal in any other manner with, to the extent permitted by applicable law that cannot be waived, all or part of any property which may from time to time secure all or any of the Senior Indebtedness whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of all or any of the Senior Indebtedness and to proceed against any security or guarantees in any order;

    (d) To extend credit under any Senior Credit Document or otherwise, in such amount as any holder of Senior Indebtedness may determine, whether for a greater or lesser amount than is presently in effect, even though the financial condition of the Company has deteriorated since the date hereof; and

    (e) To collect or liquidate any of the Senior Indebtedness or any security for the Senior Indebtedness in any manner or to refrain from collecting or liquidating any of the Senior Indebtedness or any such security.

  (S)4.3 Information Regarding the Company. Each Holder expressly waives, acknowledges and agrees that such Holder has made such investigation as such Holder deems desirable of the risks undertaken by such Holder in entering into this agreement and is fully satisfied that he understands all such risks. Each Holder waives any obligation which may now or hereafter exist on the part of any holder of Senior Indebtedness to inform such Holder of the risks being undertaken by entering into this agreement or of any changes in such risks and, from and after the date hereof, each Holder undertakes to keep itself informed of such risks and any changes therein. Each Holder expressly waives (except to the extent prohibited by applicable law which cannot be waived) any duty which may now or hereafter exist on the part of any holder of Senior Indebtedness to disclose to such Holder any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) or prospects of the Company or its affiliates, properties or management, whether now or hereafter known by any holder of Senior Indebtedness. Each Holder represents, warrants and agrees that he assumes sole responsibility for obtaining from the Company all information concerning this agreement, the Senior Credit Documents and all other information as to the Company and its properties, management or affiliates, or anything relating to any of the above, as he deems necessary or desirable. The Company shall provide to the Holders the identity of and amount owed to each holder of Senior Indebtedness within a reasonable time after that Senior Indebtedness is incurred by the Company, provided that the foregoing shall not require notice with respect to interest accruals or fees and charges incurred in connection with Senior Indebtedness disclosed to the Holders.

  (S)5. Representations and Warranties. Each Holder hereby represents and warrants that:

    (S)5.1. Authority. Such Holder has all necessary power and has taken all necessary action to enter into and perform this agreement and to make this agreement the legal, valid, binding and enforceable obligation it purports to be.

    (S)5.2. No Legal Obstacle to Agreement. Neither the execution and delivery of this agreement nor the consummation of any transaction contemplated hereby nor the fulfillment of the terms hereof or of any other agreement or instrument referred to herein has constituted or resulted in, or will constitute or result in, a breach of the provisions of any agreement or instrument to which such Holder is a party or by which such Holder is bound, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to such Holder, or has resulted in or will result in the creation under any agreement, instrument or lease of any lien upon any of the assets of such Holder. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other person is required to be obtained or made by such Holder in connection with the execution, delivery and performance of this agreement.

  (S)6. Transfers; Successors and Assigns.

    (S)6.1. Transfers. No Holder shall sell, assign, transfer or otherwise dispose of any Note, or any interest therein, without the prior written consent of the Company, except to a transferee who, prior to such transfer, agrees in writing, in form and substance satisfactory to the Company, to become a party to (in the manner of the Holders), and be bound by, this agreement.

    (S)6.2. Successors and Assigns. The provisions of this agreement shall inure to the benefit of the holders of Senior Indebtedness and their successors and assigns and shall be binding upon and enforceable against the Company and the Holders and their respective successors and assigns, including without limitation any person or entity to whom any Note or any interest therein is hereafter assigned or otherwise transferred, whether voluntarily, by operation of law, or otherwise.

  (S)7. Notices. Any notice or other communication required or desired to be given to any Party under this agreement shall be in writing and shall be deemed given when delivered personally to that Party or his agent, telecopied (which is confirmed) to that Party or his agent at the telecopy number for that Party or his agent provided for in the Purchase Agreement, mailed by certified mail (return receipt requested) to that Party or his agent at the address for that Party or his agent provided for in the Purchase Agreement (or at such other address for such Party as such Party shall have specified in a notice to the other Parties), or delivered to Federal Express or any similar express delivery service for delivery to that Party or his agent at that address.

  (S)8. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law. Each Holder, by his execution hereof, hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this agreement, the Senior Credit Documents or the subject matter hereof or thereof brought by any holder of Senior Indebtedness or any authorized representative of any holder of Senior Indebtedness or its or their successors or assigns, and hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that he is not subject personally to the jurisdiction of the above-named courts, that his property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is brought in an inconvenient forum, that the venue of any such proceeding brought in one of the above-named courts is improper, or that this agreement, the Senior Credit Documents, or the subject matter hereof or thereof, may not be enforced in or by such court.

  (S)9. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH HOLDER HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SENIOR CREDIT DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE SENIOR INDEBTEDNESS OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE HOLDERS OF SENIOR INDEBTEDNESS, THE COMPANY OR ANY HOLDER OF SUBORDINATED INDEBTEDNESS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.

  (S)10. General. The headings in this agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. Where permitted by the context, each pronoun used in this agreement shall include the same pronoun in other genders and numbers and each noun used in this agreement shall include the same noun in other numbers. The invalidity or unenforceability of any term or provision of this agreement shall not affect the validity or enforceability of any other term or provision of this agreement. This agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one agreement.

American Dental Partners, Inc.



By __________________________________     By __________________________________
  (Name)                                    (Name)
  (Title)                                   (Title)

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